                                                                    EXHIBIT 99.1

                 SUPERIOR INDUSTRIES ANNOUNCES REVENUE AND UNIT
                 WHEEL SHIPMENTS SET NEW SECOND QUARTER RECORDS

                    Second Quarter Net Income $0.51 Per Share

      VAN NUYS, CALIFORNIA -- July 16, 2004 -- SUPERIOR INDUSTRIES INTERNATIONAL, INC. (NYSE:SUP) today announced operating results for the second quarter and first half of 2004, highlighted by record second quarter revenue and unit wheel shipments. Net income for the quarter declined as anticipated, to $0.51 per diluted share, as margins continued to be affected by the global pricing environment.

      "The growth in revenue and unit wheel shipments underscores Superior's continued industry leadership, as does the rapid pace of new program wins during the second quarter with a variety of OEM customers around the world," said President and Chief Operating Officer Steve Borick.

      "We are confident that we will overcome the pricing and operating challenges that have effected our profitability, and realistic about the work that must be done and the time that will be required before we fully adjust to the changing climate in our industry. With our cash-rich, debt-free balance sheet and dedicated, experienced management team, we have the resources and the financial ability to achieve our operating objectives for the long term while we continue to compete aggressively and win new business.

      "We are beginning to see progress from the programs we have implemented to reduce costs and enhance manufacturing efficiencies," Borick added.

SECOND QUARTER RESULTS

      For the three months ended June 30, 2004, revenue increased 10.9% to $233,735,000, a new second quarter record, from $210,787,000 for the second quarter of 2003. Unit wheel shipments also set a new record for the second quarter, increasing by 3.6%. Net income decreased to $13,584,000, or $0.51 per diluted share, compared to $17,677,000, or $0.66 per diluted share, for the same period last year.

      Second quarter operating results included an operating loss from Superior's aluminum suspension components business of $2,398,000 compared to $2,745,000 for 2003. "We are anticipating that our operating results will continue to improve," Borick stated.

      The company's share of profits from its joint venture aluminum wheel manufacturing operation in Hungary was $2,534,000 for this year's second quarter compared to $2,755,000 for the same period of 2003.

      At June 30, 2004, working capital was $297,700,000, including cash and cash equivalents of $153,900,000, and no debt. The company repurchased 150,200 shares of its common stock in the open market since December 31, 2003.

FIRST HALF RESULTS

      For the six months ended June 30, 2004, revenue increased 10.8% to $467,926,000 compared to $422,279,000 for last year's first half. Unit wheel shipments increased 6.8%. Net income was $27,251,000, or $1.01 per diluted share. This compares to net income of $39,943,000, or $1.48 per diluted share, for the first six months of 2003.

NEW PLANT

      "To underscore our confidence in our future revenue growth and consistent with our cost and manufacturing enhancement programs, we have committed to a another new state of the art facility in Chihuahua, Mexico. This new facility will set the standard for benchmarking world wide cast aluminum wheel manufacturing," stated Borick.

CONFERENCE CALL

      Superior will host a conference call beginning at 10:00 AM PT (1:00 PM ET) today that will be broadcast on the company's website, . Investors, analysts, stockholders, news media and the general public are invited to listen to the webcast. The webcast replay will be available at this same internet address shortly after the conclusion of the conference call.

      In addition to reviewing the company's second quarter and first half results, during the conference call the company also plans to discuss the outlook for the third quarter of 2004, as well as other financial and operating matters. Additionally, the answers to questions posed to management during the call might disclose additional material information.

ABOUT SUPERIOR INDUSTRIES

      Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit www.supind.com.

FORWARD-LOOKING STATEMENTS

      This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                 table attached

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                               Three Months Ended             Six Months Ended
                                                    June 30                        June 30
                                              2004           2003           2004            2003
----------------------------------------------------------------------------------------------------
NET SALES                                 $    233,735   $    210,787   $    467,926    $    422,279
Costs and Expenses
   Cost of Sales                               210,424        181,920        420,044         356,004
   Selling and Administrative Expenses           5,998          5,666         11,880          11,451
----------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                          17,313         23,201         36,002          54,824

   Equity in Earnings of Joint Ventures          2,554          2,765          4,737           4,699
   Interest Income, net                            547            729          1,138           1,641
   Miscellaneous Income (Expense), net             326            500           (272)            287
----------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                      20,740         27,195         41,605          61,451
   Income Taxes                                  7,156          9,518         14,354          21,508
----------------------------------------------------------------------------------------------------

NET INCOME                                $     13,584   $     17,677   $     27,251    $     39,943
====================================================================================================

EARNINGS PER SHARE:
   Basic                                  $       0.51   $       0.66   $       1.02    $       1.50
   Diluted                                $       0.51   $       0.66   $       1.01    $       1.48
====================================================================================================

WEIGHTED AVERAGE AND
EQUIVALENT SHARES OUTSTANDING:
   Basic                                    26,634,000     26,665,000     26,684,000      26,631,000
   Diluted                                  26,806,000     26,986,000     26,908,000      26,971,000
====================================================================================================

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                       June 30
                                                 2004            2003
-----------------------------------------------------------------------
Current Assets                                $ 412,072       $ 384,217
Property, Plant and Equipment, net              276,224         264,134
Investments and Other Assets                     59,528          43,758
-----------------------------------------------------------------------
                                              $ 747,824       $ 692,109
=======================================================================

Current Liabilities                           $ 114,325       $ 108,498
Long-Term Liabilities                            27,090          19,955
Shareholders' Equity                            606,409         563,656
-----------------------------------------------------------------------
                                              $ 747,824       $ 692,109
=======================================================================